                                                                     EXHIBIT 5.1

12 February 2004

Quanta Capital Holdings Limited
10 Rockefeller Plaza
Third Floor
New York
NY 10020
United States of America

Dear Sirs

                  QUANTA CAPITAL HOLDINGS, LTD. (THE "COMPANY")

     We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on Form S-1 (Registration No.
333-111535) to be filed with the U.S. Securities and Exchange Commission (the
"Commission") on 13 February, 2004 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the
"Securities Act"), of an aggregate of 61,592,582 common shares, par value
US$0.01 per share of which 59,049,769 common shares (the "Issued Shares") are being offered by certain selling shareholders of the Company (the "Selling
Shareholders") together with an additional 2,542,813 common shares, (the
"Warrant Shares")to be issued upon the exercise of the outstanding warrants.

     For the purposes of giving this opinion, we have examined an electronic copy of the Registration Statement and electronic copies of a Warrant Agreement between CPD & Associates, LLC and the Company, a Warrant Agreement between Russ
Family, LLC and the Company and a Warrant Agreement between BEM Speciality
Investments, LLC and the Company (collectively referred to as the "Warrants", together with the Registration Statement collectively referred to as the
"Documents"). We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 12
February, 2004, copies of minutes of a meeting of the board of directors of the
Company held on 3 September, 2003 and minutes of a meeting of the board of directors of the Company held on 28 August, 2003 (together, the "Resolutions")
and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

     We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified)
examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the capacity, power and authority of each of the parties to the Warrants, other than the Company, to enter into and perform its respective obligations under the Warrants, (c) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (d) that there is no provision of the law of any jurisdiction, other than
Bermuda, which would have any implication in relation to the opinions expressed herein, (e) that the Resolutions remain in full force and effect and have not been rescinded or amended, (f) the validity and binding effect under the laws of the State of Delaware (the "Foreign Laws") of the Warrants in accordance with their respective terms, (g) that none of the parties to the Warrants has carried on or will carry on activities, other than the performance of its obligations under the Warrants, which would constitute the carrying on of investment business in or from within Bermuda and that none of the parties to the Warrants, other than the Company, will perform its obligations under the Warrants in or from within Bermuda, and (h) that, upon issue of any Warrant Shares, the Company will receive consideration equal to at least the par value thereof.

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     The obligations of the Company under the Warrants (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c)
will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages.

     The opinion expressed in paragraph 2 below is based solely upon a review of the register of members of the Company dated 10 February, 2004, certified by the Secretary of the Company on 12 February, 2004.

     We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is addressed to the Company solely for the benefit of the Company and is neither to be transmitted to any other person, or relied upon by any other person or for any other purpose nor quoted nor referred to in any public document nor filed with any governmental agency or person without our prior written consent.

     On the basis of and subject to the foregoing, we are of the opinion that:

     1.    When issued and paid for as contemplated by the Warrants, the Warrant
     Shares other than the Issued Shares will be validly issued, fully paid and non-assessable (which expression means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

     2.    The Issued Shares are validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to our firm under the captions
"Risk Factors", "Material Tax Considerations", "Description of Share Capital",
"Legal Matters", and, "Enforcement of Civil Liabilities under U.S. Federal
Security Laws" in the prospectus forming a part of the Registration Statement.
In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman

CONYERS DILL & PEARMAN

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